LEXON, INC.
                        1998 INCENTIVE STOCK OPTION PLAN


         1. Purpose of the Plan. The LEXON, INC. 1998 Incentive Stock Option Plan (the "Plan") is intended to advance the interests of LEXON, INC. ( "Company") by providing its directors, officers, key employees and key advisors who have substantial responsibility for the direction and management of the Company with incentive for them to promote the success of the Company, to establish and encourage them to increase their proprietary interest in the Company, and to encourage them to remain in its service. These aims will be achieved through the granting of incentive stock options to purchase shares of the common stock of the Company, par value $.001 per share ("Common Stock"). It is intended that options granted under the Plan and designated by the Committee under Paragraph 2 will qualify as Incentive Stock Options ("Options") under
Section 422A of the Internal Revenue Code of 1954, as amended, (the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention. Notwithstanding anything herein to the contrary, all actions taken shall be in accordance with the Code and with this Plan.

         2. Administration of the Plan. The Board of Directors shall appoint a Committee or the Board of Directors may act as the Committee to administer this Plan. The Board may from time to time appoint members to the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. All action of the Committee shall be taken by majority vote of its members. Any action may be taken by a written instrument signed by all the members of the Committee, and action so taken shall be as effective as if that action had been taken by a majority vote of the Committee members at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may take any action by written consent of a majority of the members of the Committee, taken either before or after such action.

         3. Grant of Options. Subject to any applicable limitation in federal tax laws from time to time, the Committee shall have complete and full authority in its discretion: (i) to determine and designate persons entitled to participate from the Company and its subsidiaries who are to receive Options,
(ii) to authorize the granting of Options, (iii) to establish the number of shares to be covered by such Options including the terms thereof; and (iv) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it. All decisions of the Committee shall be final and binding.

         4. Stock Subject to the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 3,000,000 shares of Common Stock. Such shares may consist of authorized but unissued shares of Common stock or previously issued shares of Common Stock reacquired by the Company. Any shares subject to an Option under the Plan which remain unissued upon the termination of the Option and which are not subject to outstanding Options at the termination of the Plan, shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient shares to meet the requirements

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of the Plan.  Should  any  Option  hereunder  expire or  terminate  prior to its exercise in full, the shares theretofore subject to such Option may again be subject to a new Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustments as provided in Paragraph 6(j) hereof.

         5. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only directors, officers, key employees and key advisers of the Company and its subsidiaries. The term "key employee" shall include directors, officers, executives, and supervisory personnel, as well as other employees and principal advisors of the Company or a subsidiary corporation of the Company. The term "subsidiary corporation" shall for the purpose of this Plan be defined in the same manner as such term is defined in
Section 425(f) of the Code. A person who has been granted Options hereunder shall remain eligible to receive an additional Option or Options, if the Committee shall so determines. Options granted to different recipients and at different times need not contain similar provisions.

         6. Terms and Conditions. Each Option granted under the Plan shall be evidenced by a written Incentive Stock Option Agreement ("Option Agreement"), in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

                  (a) Option Period. Each Option Agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period. However, in the case of an Option granted to an individual who, at the time of grant, owns more than ten percent of the total combined voting power of all classes of Common Stock of the Company ("Ten Percent Stockholder") on the date the Option is granted to him, the Option period shall not exceed five years from the date of grant.

                  (b) Option Price. The purchase price under each Option issued shall be determined by the Committee at the time the Option is granted, but in no event shall such purchase price be less than 100 percent of the fair market value of the Company's Common Stock. In the case of an Option granted to a Ten Percent Stockholder, the Option price shall not be less than 110 percent of the fair market value of the Common Stock subject to the Option, on the date the Option is granted.

                  (c) Exercise Period. Each Option Agreement shall provide that the Option therein granted may be exercised in whole or in part at any time after the Option grant or vested in such installments as the Committee or Board of Directors may specify. However, no portion of any Option may be exercisable prior to the approval of the Plan by the shareholders of the Company.

                  (d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option

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         is to be  exercised.  Such  notice  shall  be  accompanied  by  cash or certified check, bank draft, and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee, certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this paragraph 6(d).

                  (e) Termination of Employment. If a person to whom an Option has been granted ceases to be employed by the Company or any one of its subsidiaries for any reason other than death or disability or ceases to be an advisor to the Company, the Options theretofore granted to such a person under this Plan to the extent not theretofore exercised, shall forthwith terminate. Any Options which are exercisable on the date of such termination of employment may be exercised during a three month period beginning on such date; provided, however, if an Optionee's employment is terminated because of the Optionee's dishonesty, theft, embezzlement from the Company, disclosing trade secrets of the Company, or willful misconduct while in the employment of the Company, then any Option or unexercised portion thereof granted to said Optionee shall expire upon such termination of employment.

                  (f) Disability or Death of Optionee. In the event of the disability or death of an Option holder under the Plan while, the Options previously granted may be exercised (to the extent he would have been entitled to do so at the date of his disability or death) at any time and from time to time, within a period of one year after Optionee's disability or death, by the executor or administrator of Optionee's estate, by the person or persons to whom Optionee's rights under the Option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its stated expiration. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, the Optionee is incapable of performing services for the Company or any of its subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

                  (g) Transferability. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him.

                  (h) Rights as a Stockholder. An Optionee or a transferee of an Option under the Plan has no rights as a stockholder with respect to shares covered by an Option until the date he validly exercises the Option in accordance herewith including full payment for the exercised Option shares; except as provided in paragraph 6(j), no adjustment for dividends, or otherwise shall be made if the record date therefor is prior to the date on which he became or becomes the holder of record thereof.

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
                  (i) Extraordinary Corporate Transactions. In the event of (i) the dissolution or liquidation of the Company, or similar occurrence,
         (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock, the Option rights granted hereunder shall terminate and thereupon become null and void; provided, however, that each Optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any Option rights granted hereunder, without regard to an option period or of any limitations thereunder.

                  (j) Changes in Company's Capital Structure. The existence of the Plan and outstanding Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

                  (k) Investment Representation. Shares of Common Stock shall not be issued and delivered with respect to an Option granted under the Plan unless issuance of such shares (i) complies with all relevant provisions of law including, without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or (ii) the Committee has received evidence satisfactory to it to the effect that an exemption from registration under the Securities Act and any applicable state securities laws is available for the sale and issuance contemplated. Each Option Agreement shall contain an agreement that upon demand by the Committee for such a representation, the optionee (or any person acting under paragraph 6(f)) shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.


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
                  (l) Option Agreement. Each Option Agreement which provides for the grant of an Option to a key employee shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option under Section 422A of the Code.

         7. Amendments or Termination. The Board of Directors may at any time and from time to time amend, alter or terminate the Plan, but no amendment or alteration shall be made which would impair the rights of any optionee under any Option theretofore granted without his consent, or which, without the approval of the holders of at least a majority of the shares of Common Stock at the time outstanding, would: (i) except as is provided in paragraph 6(j) of the Plan, increase the minimum number of shares reserved for the purposes of the Plan or reduce the Option price provided for in paragraph 6(b) of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in paragraph 4 of the Plan, (iii) extend the Option period provided for in paragraph 6(a) of the Plan, or (iv) extend the expiration date of this Plan set forth in paragraph 9 of the Plan.

         8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required, and shall be further subject to counsel for the Company with respect to such compliance. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable and the Company shall have no obligation to effect any such registration or qualification.

         9. Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board of Directors of the Company adopts the Plan. If the holders of at least a majority of the shares of Common Stock at the time outstanding fail to approve the Plan within twelve months after the date the Board of Directors approved the Plan, the Plan shall thereupon terminate and all Options previously granted under the Plan shall immediately become null and void. The Plan shall expire ten years after the effective date of the Plan and thereafter no Option shall be granted pursuant to the Plan.

         10. Liability of Company. The Company, its parent or any subsidiary which is in existence or thereafter comes into existence shall not be liable to an optionee or other persons as to:

                  (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and


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
                  (b) Tax Consequences. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any Option granted hereunder.

         11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the general funds and used for general corporate purposes.

         12. Governing Law. This Plan shall be interpreted and construed in accordance with the laws of the State of Oklahoma.

         13. Incorporated by Reference. The Plan hereby granted includes all technical corrections, modifications, alterations and amendments to the Internal Revenue Code 1986 applicable to incentive stock option plans generally, and all regulations, administrative pronouncements and interpretations thereof are hereby incorporated herein automatically effective immediately upon the effective date thereof. All options granted under the Plan and all Option Agreements executed pursuant to the terms of the Plan hereby incorporate all applicable provisions of all amendments, revisions, modifications and alterations as hereby and as hereafter adopted to the extent permitted by law.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, LEXON, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized, and its corporate seal to be affixed hereto this ___ day of ______ 1998.


                                            LEXON, INC.


                                            By: _____________________________
                                            Gifford Mabie, President

                            FORM OF OPTION AGREEMENT

     This Option Agreement ("Agreement") is made and entered into ___________ 1998 by and _____________________________("Optionee") and Lexon, Inc. ("Lexon").

     WHEREAS, Lexon desires to grant Optionee an option to purchase _______ shares of common stock of Lexon upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree:

     1. Grant of Option. Subject to the terms and conditions of this Agreement, Lexon hereby grants Optionee an option to purchase _______ shares of common stock of Lexon at an exercise price of ______ per share, which the Board of Directors has determined to be the fair market value of such shares under the circumstances.

     2. Term. The term of this Option shall begin on the effective date of this Agreement and expire if not earlier exercised on ________________. The Option is fully vested and exercisable at any time in Optionee's sole discretion in whole or in part so long as this Option has not been canceled or terminated in accordance herewith.

     3. Procedure for Exercise. This Option may be exercised in whole or in part by written notice to the Shareholders stating the number of shares to be purchased and accompanied by a check for payment of the exercise price per share times the number of shares to be purchased. Lexon shall promptly issue to Optionee certificates representing the Option Shares so purchased.

     4. Transferability. This Option is transferable by Optionee and is subject to compliance with the requirements of applicable securities and other laws. No shares may be issued if to do so would violate any applicable securities or other laws.

     5. Rights as Shareholder. Optionee shall be deemed to own all rights, titles and interests in the Option Shares immediately upon receipt of payment for the exercise of the Option Shares so exercised, together with a written notice of exercise, but Optionee shall have no rights as a Shareholder with respect to the Option Shares until proper exercise and payment of the exercise price has been received.

     6. Fundamental Corporate Changes. If Lexon changes its capital structure or mergers, consolidates, sells all or substantially all of its assets or dissolves ("Fundamental Change"), then Optionee shall be entitled to purchase that number and class of securities to which Optionee would have been entitled to purchase if immediately prior to the effective date of such Fundamental Change, Optionee had exercised this Option in full. The Shareholders agree to adjust the number of Option Shares and the exercise price therefor

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
accordingly.

     7. No Restrictions. The existence of this Option or any unexercised portions hereof shall not effect in any way the right or power of Lexon to (1) make or authorize any or all adjustments, recapitalizations, reorganizations or other Fundamental Changes in its capital structure or its business, or (2) issue other common shares or subscriptions therefor, or (3) issue notes, debentures, bonds or preferred stock with preferential rights to the rights of common stock, or (4) dissolve or liquidate the issuer, or (5) sell or transfer all or any part of its assets or business.

     8. Corporate Changes. If the outstanding shares of Lexon shall at any time be changed or exchanged by a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to any unexpired portion of this Option and the exercise price therefor shall automatically, proportionately and equitably be adjusted; and the Shareholders agree to make such changes in the number and exercise price of the Option Shares to eliminate any dilution caused thereby. No adjustment shall be made in this Option or in the exercise price or number of shares covered by this Option if Lexon makes any Fundamental Change as described in Paragraph 6 above.

     9. Conditions to the Exercise of this Option. Optionee agrees to enter into such representations, warranties or agreements as the Lexon may reasonably request in order to comply with applicable securities or other laws and with this Agreement. Compliance with all such applicable laws is a condition to the exercise of this Option, and Lexon shall not be obligated to reissue shares upon the exercise of this Option if to do so would violate any applicable law, rule or regulation.

     10. Taxes. Optionee shall be responsible for all taxes payable by reason of the exercise of this Option. Optionee shall have no liability for any taxes imposed upon Lexon for any reason whatsoever.

     11. Investment Representation. The Optionee agrees that it is acquiring this Option and the Option Shares for its own account for investment purposes and not with a view to the sale or other distribution thereof except as permitted by law and in compliance with applicable securities and other laws. Optionee agrees that it has such knowledge and experience in financial and business matters and specific knowledge about Lexon as it deems necessary or appropriate in order to exercise the Options. Optionee agrees that Optionee shall be required to bear the full investment risks associated with ownership of this Option and the Option Shares.

     12. Free Trading Shares. Lexon represents and warrants that the Option Shares that will be issued upon the exercise of the Options hereby granted will be issued pursuant to Rule 504 and subject to the limitations imposed by Rule 504.


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
     13. Binding Agreement. This Option Agreement is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     14. Governing Law. This Agreement and the Option shall be interpreted by and construed in accordance with the laws of Oklahoma.

                                        Lexon, Inc.

                                        By:________________________________
                                        Gifford Mabie, President
                                        8908 S. Yale, Suite 409
                                        Tulsa, OK 74137
                                        Phone: (918) 492-4125
                                        Fax: (918) 492-2560


                                        OPTIONEE

                                        By__________________________________


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